UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 W. Washington Street, Suite 300 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 302-5450

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On September 29, 2014, Northern Tier Energy LLC (“NTE”), a wholly owned subsidiary of Northern Tier Energy LP (the “Partnership”), and NTE’s wholly owned subsidiary, Northern Tier Finance Corporation (together with NTE, the “Issuers”), completed their private placement (the “Offering”) of $75 million aggregate principal amount of the Issuers’ 7.125% Senior Secured Notes due 2020 (the “Notes”) to J.P. Morgan Securities LLC and the other initial purchasers (the “Initial Purchasers”). The Notes were issued pursuant to an indenture, dated November 8, 2012 (the “Original Indenture”), as supplemented by that certain Supplemental Indenture, dated September 29, 2014 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) entered into by and among the Issuers, the Partnership, certain subsidiary guarantors named therein (the “Subsidiary Guarantors” and, together with the Partnership, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and as collateral agent. The Notes will mature on November 15, 2020, and interest on the Notes is payable semi-annually in arrears on May 15 and November 15 of each year. The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Partnership and on a senior secured basis by all the Subsidiary Guarantors. The Notes and the senior secured notes originally issued by the Issuers on November 8, 2012 will be treated as a single class of debt securities under the Indenture.

For a description of the Original Indenture and the Notes, please read the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2012 and the documents incorporated by reference therein. A copy of the Original Indenture is attached as Exhibit 4.1 to such Current Report and a copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, both of which are incorporated herein by reference. The foregoing discussion of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the private placement of the Notes, on September 29, 2014 the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to file, and use commercially reasonable efforts to cause to become effective, an exchange registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to which holders of the Notes can offer to exchange the Notes issued in the Offering for registered notes having substantially the same terms as the Notes and evidencing the same indebtedness as the Notes. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement for the resale of the Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared or becomes effective, as applicable.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing discussion of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Amended and Restated Credit Agreement

On September 29, 2014, NTE entered into an amended and restated credit agreement (the “Credit Agreement”), among NTE, each subsidiary of NTE from time to time party thereto, the several lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the lenders and as collateral agent for the other secured parties. The borrowers under the Credit Agreement are St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC and SuperAmerica Franchising LLC (collectively, the “Borrowers”), each of which is a wholly owned subsidiary of the Partnership.

Lenders under the Credit Agreement hold commitments totaling $500.0 million, all of which mature on September 29, 2019. The commitments under the Credit Agreement may be increased in the future to up to $750.0 million, subject to certain conditions (including the agreement of financial institutions, in their sole discretion, to provide such additional commitments). The amended terms of the agreement include revised borrowing rates. Borrowings can be either base rate loans plus a margin ranging from 0.50% to 1.00% or LIBOR loans plus a margin ranging from 1.50% to 2.00%, subject to adjustment based upon the average historical excess availability. The Credit Agreement also provides for a quarterly commitment fee ranging from 0.25% to 0.375 % per annum, subject to adjustment based upon the average utilization ratio, and letter of credit fees ranging from 1.50% to 2.00% per annum payable quarterly, subject to adjustment based upon the average historical excess availability. The facility may be used for general corporate purposes, including to fund working capital needs and letter of credit requirements. Borrowing availability under the Credit Agreement is tied to the amount of eligible accounts receivables and inventory of the Borrowers.

The Credit Agreement is guaranteed, on a joint and several basis, by NTE and its subsidiaries and will be guaranteed by any newly acquired or formed subsidiaries, subject to certain limited exceptions. The Credit Agreement and such guarantees are secured on a first priority basis by substantially all of NTE’s and such subsidiaries’ cash and cash equivalents, accounts receivable and inventory and on a second priority basis by NTE’s and such subsidiaries’ fixed assets (other than real property).

The Credit Agreement contains certain covenants, including but not limited to limitations on debt, investments, and dividends and the maintenance of a minimum fixed charge coverage ratio in certain circumstances. The Credit Agreement also includes events of default. If an event of default occurs and is continuing, the Administrative Agent at the request of lenders holding a specified percentage of commitments, shall, or with such lenders’ consent, may (i) terminate the obligations of the lenders to make loans and the obligations of the issuing banks to issue letters of credit, (ii) declare the obligations outstanding under the Credit Agreement to be immediately due and payable and/or (iii) exercise legal and contractual rights and remedies.

NTE is party to agreements governing other indebtedness, some of which may prevent NTE and its subsidiaries from undertaking certain of the transactions permitted under the Credit Agreement.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement. The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. This description of the terms of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Certain of the lenders under the Credit Agreement and their affiliates have pre-existing relationships with NTE and its affiliates, including the performance of investment banking, commercial banking and advisory services for NTE and its affiliates, from time to time, for which such lenders have received customary fees and expenses.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 8.01 Other Events.

On October 2, 2014, the Partnership issued a press release announcing the Credit Agreement. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Supplemental Indenture, dated September 29, 2014, by and among the Issuers, the Guarantors and the Trustee.

4.2	Registration Rights Agreement, dated September 29, 2014, by and among the Issuers, Guarantors and the Initial Purchasers, relating to the Notes.

10.1	Credit Agreement, dated September 29, 2014, among NTE, each subsidiary of NTE party thereto, the several lenders and issuing banks party thereto and the Administrative Agent.

99.1	Press Release dated October 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC, its general partner

Date: October 3, 2014	By:	/s/ Dave Bonczek
David Bonczek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Supplemental Indenture, dated September 29, 2014, by and among the Issuers, the Guarantors and the Trustee.

4.2	Registration Rights Agreement, dated September 29, 2014, by and among the Issuers, Guarantors and the Initial Purchasers, relating to the Notes.

10.1	Credit Agreement, dated September 29, 2014, among NTE, each subsidiary of NTE party thereto, the several lenders and issuing banks party thereto and the Administrative Agent.

99.1	Press Release dated October 2, 2014.